                                                                     EXHIBIT 2.1


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                          AGREEMENT AND PLAN OF MERGER


                                  by and among:


                         CRANE MERGERCO HOLDINGS, INC.,
                             a Delaware corporation;


                              CRANE MERGERCO INC.,
                           a Delaware corporation; and


                       AMERICAN COIN MERCHANDISING, INC.,
                             a Delaware corporation





                         -------------------------------

                          Dated as of September 9, 2001

                         -------------------------------


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


                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1                THE MERGER; EFFECTIVE TIME...............................................................2

         1.1      Merger of Acquisition Sub into the Company......................................................2

         1.2      Effect of the Merger............................................................................2

         1.3      Closing; Effective Time.........................................................................2

         1.4      Certificate of Incorporation and Bylaws; Directors..............................................2

         1.5      Conversion of Shares............................................................................3

         1.6      Closing of the Company's Transfer Books.........................................................3

         1.7      Payment for Shares..............................................................................3

         1.8      Appraisal Rights................................................................................5

         1.9      Company Stock Options...........................................................................5

SECTION 2                REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................5

         2.1      Due Organization and Good Standing; Subsidiaries................................................6

         2.2      Certificate of Incorporation; Bylaws; Corporate Records.........................................6

         2.3      Capitalization, Etc.............................................................................6

         2.4      SEC Filings; Financial Statements...............................................................7

         2.5      Absence of Certain Changes......................................................................8

         2.6      Proprietary Assets.............................................................................10

         2.7      Title to Assets; Real Property.................................................................12

         2.8      Contracts......................................................................................12

         2.9      Compliance with Legal Requirements.............................................................13

         2.10     Legal Proceedings; Orders......................................................................13

         2.11     Governmental Authorizations....................................................................13

         2.12     Tax Matters....................................................................................13

         2.13     Employee Benefit Plans.........................................................................15

         2.14     Labor Matters..................................................................................17

         2.15     Environmental Matters..........................................................................17

         2.16     Insurance......................................................................................17

         2.17     Certain Business Practices.....................................................................18

         2.18     Product Warranties.............................................................................18

         2.19     Authority; Binding Nature of Agreement.........................................................18

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                               PAGE
         2.20     Non-Contravention; Consents....................................................................18

         2.21     Section 203 of the DGCL Not Applicable.........................................................19

         2.22     Opinion of Financial Advisor...................................................................19

         2.23     Brokers........................................................................................19

         2.24     Rights Agreement...............................................................................19

         2.25     Liabilities....................................................................................20

         2.26     Transactions with Affiliates...................................................................20

         2.27     Vote Required..................................................................................20

SECTION 3                REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB............................20

         3.1      Due Organization...............................................................................20

         3.2      Legal Proceedings..............................................................................20

         3.3      Authority; Binding Nature of Agreement.........................................................21

         3.4      Non-Contravention; Consents....................................................................21

         3.5      Not an Interested Stockholder..................................................................22

         3.6      Financing......................................................................................22

         3.7      Ownership of Shares............................................................................22

         3.8      Brokers........................................................................................22

SECTION 4                COVENANTS...............................................................................22

         4.1      Interim Operations of the Company..............................................................22

         4.2      No Solicitation................................................................................25

         4.3      Meeting of the Company's Stockholders..........................................................25

         4.4      Filings; Other Action..........................................................................26

         4.5      Proxy Statement................................................................................27

         4.6      Access.........................................................................................28

         4.7      Notification of Certain Matters................................................................28

         4.8      Publicity......................................................................................29

         4.9      Stock Options; Employee Stock Purchase Plan....................................................29

         4.10     Other Employee Benefits........................................................................29

         4.11     Indemnification; Directors' and Officers' Insurance............................................30


                                      ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                               PAGE
         4.12     Assumption of Trust Preferred Liabilities......................................................31

         4.13     Section 16 Matters.............................................................................31

         4.14     Resignation of Directors.......................................................................31

         4.15     Change in Financing............................................................................31

         4.16     Delivery of Fairness Opinion...................................................................31

SECTION 5             CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND ACQUISITION SUB TO EFFECT THE
                      MERGER.....................................................................................32

         5.1      Accuracy of Representations....................................................................32

         5.2      Performance of Covenants.......................................................................32

         5.3      Stockholder Approval...........................................................................32

         5.4      Consents.......................................................................................32

         5.5      Compliance Certificate.........................................................................33

         5.6      No Material Adverse Effect.....................................................................33

         5.7      HSR Act........................................................................................33

         5.8      No Restraints..................................................................................33

         5.9      No Governmental Litigation.....................................................................33

         5.10     No Other Litigation............................................................................33

SECTION 6                CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER.............................33

         6.1      Stockholder Approval...........................................................................33

         6.2      No Injunctions; Laws...........................................................................33

         6.3      Accuracy of Representations....................................................................33

         6.4      Performance of Covenants.......................................................................34

         6.5      Documents......................................................................................34

         6.6      HSR Act........................................................................................34

         6.7      No Restraints..................................................................................34

         6.8      No Governmental Litigation.....................................................................34

         6.9      No Other Litigation............................................................................34

SECTION 7                TERMINATION.............................................................................35

         7.1      Termination....................................................................................35

         7.2      Effect of Termination..........................................................................36


                                      iii.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                               PAGE
         7.3      Termination Fee................................................................................36

SECTION 8                MISCELLANEOUS PROVISIONS................................................................37

         8.1      Amendment......................................................................................37

         8.2      Waiver.........................................................................................37

         8.3      No Survival of Representations and Warranties..................................................37

         8.4      Entire Agreement; Counterparts.................................................................37

         8.5      Applicable Law; Jurisdiction...................................................................38

         8.6      Attorneys' Fees................................................................................38

         8.7      Payment of Expenses............................................................................38

         8.8      Binding Effect; Assignability..................................................................38

         8.9      Notices........................................................................................38

         8.10     Severability...................................................................................39

         8.11     Remedies Cumulative; Specific Performance......................................................39

         8.12     Obligation of Parent...........................................................................39

         8.13     Construction...................................................................................40


EXHIBIT A (Certain Definitions) ................................................................................A-1

                                      iv.

                                                                  EXECUTION COPY

                               AGREEMENT AND PLAN
                                    OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is made and entered into as of September 9, 2001, by and among: CRANE MERGERCO HOLDINGS, INC., a Delaware corporation ("PARENT"); CRANE MERGERCO INC., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"); and AMERICAN COIN MERCHANDISING, INC., a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         WHEREAS, each of the Boards of Directors of the Company, Parent and Acquisition Sub has determined that it is in the best interests of its respective stockholders for Parent to acquire the Company on the terms and subject to the conditions set forth herein (the "ACQUISITION");

         WHEREAS, the Company, Parent and Acquisition Sub each desire that Parent cause Acquisition Sub to purchase all of the issued and outstanding Common Stock, par value $.01 per share, of the Company ("SHARES"), for $8.50 per share, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, to complete the Acquisition, the respective Boards of Directors of the Company, Parent, on its own behalf as a party to this Agreement and as the sole stockholder of Acquisition Sub, and Acquisition Sub have approved this Agreement and the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation of such merger, wherein all issued and outstanding Shares (other than Appraisal Shares described in Section 1.8(c) hereof and Shares held by Parent, Acquisition Sub or any other subsidiary of Parent) will be converted into the right to receive the Merger Consideration (as hereinafter defined), on the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");

         WHEREAS, the Board of Directors of the Company has declared that this Agreement is advisable and resolved to recommend that all holders of Shares (the "STOCKHOLDERS") approve this Agreement and the Merger (as defined below), and has determined that the Merger is fair to and in the best interests of the Company and the Stockholders;

         WHEREAS, concurrently with the execution and delivery of this Agreement, certain Stockholders (collectively, the "IDENTIFIED STOCKHOLDERS") have duly executed and delivered to Parent Voting Agreements pursuant to which, among other things, each of the Identified Stockholders has granted an irrevocable proxy to Parent and a representative of Parent agreed to vote all Shares owned, or later acquired, by such Identified Stockholder to approve this Agreement and the Merger, each on the terms set forth in such Voting Agreements; and

         WHEREAS, the parties desire to make certain representations, warranties and covenants in connection with the Merger and also to prescribe various terms and conditions of the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition Sub hereby agree as follows:

SECTION 1. THE MERGER; EFFECTIVE TIME

         1.1 MERGER OF ACQUISITION SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Acquisition Sub shall be merged with and into the Company (the merger of Acquisition Sub into the Company being referred to herein as the "MERGER"), and the separate existence of Acquisition Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

         1.3 CLOSING; EFFECTIVE TIME. At a date designated by the Company, which date shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Sections 5 and 6, the parties hereto shall cause a properly executed certificate of merger (or, if appropriate, a certificate of ownership and merger) conforming to the requirements of the DGCL (the "CERTIFICATE OF MERGER") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME"). At 10:00 a.m. (Colorado time) on the date (the "CLOSING DATE") on which the Certificate of Merger is to be so filed, a closing (the "CLOSING") shall be held at the offices of Cooley Godward LLP, 380 Interlocken Crescent, Suite 900, Broomfield, CO 80021 (or such other place or time as Parent and the Company may jointly designate) for the purpose of confirming the satisfaction or waiver of each of the conditions set forth in Sections 5 and 6.

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS. Unless otherwise jointly determined by Parent and the Company prior to the Effective
Time:

                  (a) subject to Section 4.11, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time;

                  (b) subject to Section 4.11, the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Acquisition Sub as in effect immediately prior to the Effective Time; and


                                      2.

                  (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Acquisition Sub immediately prior to the Effective Time.

         1.5 CONVERSION OF SHARES. Subject to Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Acquisition Sub, the Company or any Stockholder of the Company:

                  (a) any Shares then held by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (b) any Shares then held by Parent, Acquisition Sub or any other subsidiary of Parent shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (c) except as provided in clauses "(a)" and "(b)" above, each Share then outstanding (including any outstanding Shares subject to any repurchase rights in favor of the Company, but excluding any Appraisal Shares, as defined in Section 1.8(c)) shall be converted into the right to receive $8.50 in cash without interest (the "MERGER CONSIDERATION");

                  (d) each share of Common Stock, par value $.01 per share, of Acquisition Sub then outstanding shall be converted into one Share; and

                  (e) if, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of Shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of Shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted so that the aggregate Merger Consideration shall remain the same.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all Shares outstanding immediately prior to the Effective Time shall cease to exist as provided in Section 1.5 and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as Stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such Shares (a "COMPANY STOCK CERTIFICATE") is presented to the Paying Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.7.

         1.7 PAYMENT FOR SHARES.

             (a) As soon as practicable following receipt of the Required Stockholder Vote (as defined in Section 2.27 below), (i) Parent shall select a reputable bank or trust company to act as paying agent under this Agreement (the "PAYING AGENT"), and (ii) Parent shall deposit with the Paying Agent cash amounts sufficient to enable the Paying Agent to make payments pursuant


                                      3.

to Section 1.5 to all holders of Shares outstanding immediately prior to the Effective Time (other than Appraisal Shares).

             (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Shares (other than Appraisal Shares) a form of letter of transmittal in customary form and containing such provisions as are mutually agreed to by Parent and the Company (including a provision confirming that, subject to Section 1.7(d), delivery of Company Stock Certificates shall be effected, and risk of loss and title shall pass, only upon delivery of the Company Stock Certificates to the Paying Agent) and instructions for use in effecting the surrender of Company Stock Certificates in exchange for payment therefor. Parent shall deliver irrevocable written instructions to the Paying Agent in form and substance reasonably satisfactory to the Company to make the payments referred to in Section 1.5 and shall otherwise ensure that, upon surrender to the Paying Agent of a Company Stock Certificate, together with a properly executed letter of transmittal, the holder of such Company Stock Certificate (or, under the circumstances described in Section 1.7(e), the transferring of the Shares represented by such Company Stock Certificate) shall promptly receive in exchange therefor the amount of cash to which such Person is entitled pursuant to this Agreement.

             (c) On or after the date which is one hundred eighty (180) days after the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to the Surviving Corporation any funds made available to the Paying Agent which have not been disbursed to holders of Company Stock Certificates, and thereafter Parent and the Surviving Corporation shall be jointly and severally liable with respect to the cash amounts payable upon surrender of their Company Stock Certificates. Neither Parent, the Paying Agent nor the Surviving Corporation shall be liable to any holder of a Company Stock Certificate or of any Company Options for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (d) If any Company Stock Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed (and, if required by the Surviving Corporation, the signing of an agreement to indemnify the Surviving Corporation against any claim that may be made against it with respect to such Company Stock Certificate), Parent shall cause the Paying Agent to pay in exchange for such lost, stolen or destroyed Company Stock Certificate the cash amount payable in respect thereof pursuant to this Agreement.

             (e) In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment may be made with respect to such Shares to a transferee of such Shares if the Company Stock Certificate representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

             (f) Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares or options such amounts as may be


                                      4.

required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and shall be paid to the appropriate Governmental Entity on behalf of such Person.

             (g) The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Shares.

         1.8 APPRAISAL RIGHTS.

             (a) Notwithstanding anything to the contrary contained in this Agreement, any Shares that constitute Appraisal Shares (as defined in Section 1.8(c)) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5, and each holder of Appraisal Shares shall be entitled only to such rights with respect to such Appraisal Shares as may be granted to such holder pursuant to Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall otherwise lose such holder's right of appraisal under Section 262 of the DGCL, then (i) any right of such holder to require the Surviving Corporation to purchase the Appraisal Shares for cash shall be extinguished, and (ii) such Appraisal Shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such Appraisal Shares) Merger Consideration in accordance with Section 1.5.

             (b) The Company (i) shall give Parent written notice of any demand by any Stockholder of the Company for appraisal of such Stockholder's Shares pursuant to the DGCL, and (ii) shall negotiate and proceed with respect to any such demand pursuant to the instructions of Parent.

             (c) For purposes of this Agreement, "APPRAISAL SHARES" shall refer to any Shares outstanding immediately prior to the Effective Time that are held by Stockholders who are entitled to demand and who properly demand appraisal of such Shares pursuant to, and who comply with the applicable provisions of,
Section 262 of the DGCL.

         1.9 COMPANY STOCK OPTIONS. The Company, the Company's Board of Directors and each committee thereof shall promptly after the date of this Agreement, take all such actions as it is permitted or required to take under the terms of the Company Stock Option Plans to give effect to Section 4.9 hereof, and Parent and Acquisition Sub shall cooperate with the Company therewith.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Acquisition Sub that, except to the extent set forth in the disclosure schedule delivered to Parent on the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"):


                                      5.

         2.1 DUE ORGANIZATION AND GOOD STANDING; SUBSIDIARIES. Each of the Acquired Corporations (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to (i) conduct its business in the manner in which its business is currently being conducted, (ii) own and use its assets in the manner in which its assets are currently owned and used, and (iii) perform its obligations under all Material Contracts by which it is bound. Each Acquired Corporation is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions where the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Company has no subsidiaries except for American Coin Merchandising Trust I and ACMI Canada, Inc. Neither subsidiary constitutes a "Significant Subsidiary" (as defined in Regulation S-X of the SEC) of the Company. (The Company, together with its subsidiaries are referred to collectively in this Agreement as the "ACQUIRED CORPORATIONS.") None of the Acquired Corporations is a general partner of, or is otherwise liable for any of the debts or other obligations of any general partnership, limited partnership or other Entity.

         2.2 CERTIFICATE OF INCORPORATION; BYLAWS; CORPORATE RECORDS. The Company has delivered or made available to Parent or its counsel accurate and complete copies of (i) the certificate of incorporation and bylaws of the Company and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto, and (ii) the minutes of the meetings of the stockholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company and the other Acquired Corporations since October 13, 1995.

         2.3 CAPITALIZATION, ETC.

             (a) The authorized capital stock of the Company consists of: (i) 20,000,000 Shares, of which 6,531,774 Shares had been issued and were outstanding as of September 7, 2001, none of which are held by the Company in its treasury as of the date of this Agreement; and (ii) 500,000 shares of Preferred Stock, $0.10 par value per share, of which no shares are outstanding or are held by the Company in its treasury as of the date of this Agreement. The Company is not in violation of its certificate of incorporation or bylaws. All of the outstanding Shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no Shares held by any of the other Acquired Corporations. None of the outstanding Shares is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding Shares is subject to any right of first refusal in favor of the Company. There is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Shares. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Shares,

             (b) As of the date of this Agreement: (i) 707,542 Shares are subject to issuance pursuant to outstanding options to purchase Shares or existing contractual obligations to issue shares; (ii) 692,458 Shares are reserved for future issuance pursuant to the Company Stock


                                      6.

Option Plans; (iii) 143,295 Shares are reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"); and (iv) 500,000 shares of Preferred Stock are reserved for future issuance pursuant to the Rights Agreement between the Company and Norwest Bank Minnesota, N.A., dated as of April 29, 1999 (the "RIGHTS AGREEMENT"). (Stock options granted by the Company pursuant to the Company Stock Option Plans or otherwise are referred to in this Agreement as "COMPANY OPTIONS.") Section 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option or contractual obligation outstanding as of the date of this Agreement:
(i) the particular plan (if any) or agreement pursuant to which such Company Option or contractual obligation was granted or incurred; (ii) the name of the optionee; (iii) the number of Shares subject to such Company Option or contractual obligation; and (iv) the exercise price of such Company Option. The Company has delivered or made available to Parent or its counsel accurate and complete copies of all Company Stock Option Plans covering the Company Options outstanding as of the date of this Agreement, and the forms of all stock option and all other agreements related to or evidencing such Company Options or such contractual obligations.

             (c) Except for options, rights, securities, instruments, obligations and plans referred to in Section 2.3(b), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, any claim, condition or circumstance by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

             (d) Except as set forth in Section 2.3(d) of the Company Disclosure Schedule, all outstanding shares of each Acquired Corporation have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

             (e) All of the outstanding shares of capital stock of the Acquired Corporations have been duty authorized and are validly issued, are fully paid and nonassessable, and all of the shares of capital stock of the Acquired Corporations (other than the Company), are owned beneficially and of record by the Company, free and clear of any Encumbrances other than restrictions arising under the Securities Act.

         2.4 SEC FILINGS; FINANCIAL STATEMENTS.

             (a) All registration statements (on a form other than Form S-8), reports and definitive proxy statements required to be filed by the Company with the SEC between January 1, 2000 and the date of this Agreement (the "COMPANY SEC DOCUMENTS") have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents


                                      7.

contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) As of the time filed with the SEC, the financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly presented, in all material respects, the financial position of the Acquired Corporations, as of the respective dates thereof and the results of operations of the Acquired Corporations for the periods covered thereby.

         2.5 ABSENCE OF CERTAIN CHANGES. Between December 31, 2000 and the date of this Agreement, except as set forth in the Company's financial statements contained in the June 30, 2001 Form 10-Q (as defined in Section 2.7 below) and the notes related thereto, neither the Company nor any other Acquired Corporation has:

             (a) suffered any adverse change with respect to its business or financial condition which has had a Material Adverse Effect on the Company;

             (b) suffered any loss, damage or destruction to or any material interruption in the use of any of the assets of any Acquired Corporation that has had a Material Adverse Effect on the Company;

             (c) amended its certificate of incorporation or bylaws or any other charter or organizational documents;

             (d) changed, in any material respect, its accounting methods, principles or practices except as required by changes in GAAP;

             (e) sold or transferred any material portion of its assets, except in the ordinary course of business;

             (f) declared, set aside or paid any dividend or other distribution with respect to any of its capital stock;

             (g) except pursuant to the terms of the instrument pursuant to which such rights were granted, a list of such instruments which is set forth in
Section 2.5(g) of the Company Disclosure Schedule, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company Stock Option Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement.


                                      8.

             (h) effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

             (i) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

             (j) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since June 30, 2001, exceeds $2,000,000 in the aggregate;

             (k) except as set forth in Section 2.5(k) of the Company Disclosure Schedule, entered into, amended or terminated, or waived any material right or remedy under, any Material Contract;

             (l) (i) acquired, leased or licensed any material right or other material asset from any other Person or (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material assets to any other Person, in either case other than in the ordinary course of business;

             (m) except as set forth in Section 2.5(m) of the Company Disclosure Schedule, written off as uncollectible, or established any extraordinary reserve with respect to, any accounts receivable or other indebtedness other than in the ordinary course of business and which in the aggregate are not material to the Company;

             (n) made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

             (o) (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money, in each case other than in the ordinary course of business;

             (p) except as set forth in Section 2.5(p) of the Company Disclosure Schedule, (i) established or adopted any Plan (as defined in Section 2.13(a)),
(ii) caused or permitted any Plan to be amended in any material respect; or
(iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than bonuses, raises or other similar compensation paid or given in the ordinary course of business consistent with past practice;

             (q) made any Tax election;

             (r) commenced or settled any Legal Proceeding;

             (s) entered into any material transaction or taken any other material action that has had a Material Adverse Effect on the Acquired Corporations;


                                      9.

             (t) entered into any material transaction outside the ordinary course of business or inconsistent with past practices;

             (u) entered into any agreement to take any of the actions referred to in clauses "(c)" through "(t)" of this sentence.

         2.6 PROPRIETARY ASSETS.

             (a) (i) Section 2.6(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Entity or for which an application has been filed with any Governmental Entity: (A) a brief description of such Proprietary Asset; and (B) the names of the jurisdictions covered by the applicable registration or application.

                 (ii) Section 2.6(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Acquired Corporations that are material to the business of the Acquired Corporations.

                 (iii) Section 2.6(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of any ongoing royalty or payment obligations with respect to, each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation.

                 (iv) The Acquired Corporations have good, valid and marketable title to all of the Acquired Corporation Proprietary Assets identified in Sections 2.6(a)(i) and 2.6(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (A) any lien for current taxes not yet due and payable, and (B) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the asset subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Sections 2.6(a)(i) and 2.6(a)(ii) of the Company Disclosure Schedule. Except as set forth in Section 2.6(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has ownership rights, it being acknowledged for this purpose, Proprietary Assets do not include any data which a Person may have provided to the Company, and "developed jointly" and do not include any facility or assistance such Person may have provided to the Company with respect to data acquisition. Such data, facility and assistance are identified in Part 2.6(a)(iv) of the Company Disclosure Schedule.

             (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Acquired Corporation Proprietary Assets that are material to the business of the Acquired Corporations (except


                                      10.

Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Section 2.6(b) of the Company Disclosure Schedule (i) since January 1, 2000, all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement that is substantially similar to the form of Employee Secrecy Agreement previously delivered by the Company to Parent, and
(ii) since June 30, 1998, all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement that contains restrictions substantially similar to those contained in the form of Confidentiality Agreement previously delivered to Parent. To the Company's knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Assets.

             (c) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights listed in Section 2.6(a)(i) of the Company Disclosure Schedule are valid and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes or misappropriates any Proprietary Assets owned or used by any other Person, (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Assets owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any written notice or other written communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Assets owned or used by any other Person infringes, any material Acquired Corporation Proprietary Asset.

             (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is now being conducted. Except as set forth in Section 2.6(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or
(ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

             (e) To the knowledge of the Company, no current or former executive officer of the Company is competing against, soliciting customers or employees from, or using Proprietary Assets of the Company.


                                      11.

         2.7 TITLE TO ASSETS; REAL PROPERTY. The Acquired Corporations own, and have good and valid title to, all tangible assets reflected on the balance sheet included in the Company's Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2001 (the "JUNE 30, 2001 FORM 10-Q") (except for tangible assets sold or disposed of since June 30, 2001 in the ordinary course of business consistent with past practice) free and clear of any Encumbrances, except that such tangible assets may be subject to (a) liens for Taxes not yet due and payable, (b) liens, encumbrances or imperfections of title that have arisen in the ordinary course of business, (c) the specific liens, encumbrances or imperfections of title identified in Section 2.7(c) of the Company Disclosure Schedule resulting from or relating to any of the contracts referred to in such Section of the Company Disclosure Schedule and (d) liens, encumbrances or imperfections of title relating to liabilities reflected in the financial statements (including any related notes) contained in the Company SEC Documents. The Company does not own any interest in any real property other than leaseholds created under the real property leases identified in Section 2.7 of the Disclosure Schedule.

         2.8 CONTRACTS. The Company has delivered or made available to Parent an accurate and complete copy of each contract that is currently in effect and either (i) has been filed (or is required to be filed) by the Company as an exhibit to a Report on Form 10-K under the Exchange Act, (ii) is a location contract that generates, or is reasonably expected to generate, aggregate revenues for the Acquired Corporations in excess of $1,000,000 on an annualized basis or (iii) is a contract other than a location contract that requires by its terms payments by the Company (excluding payments already paid) in excess of $100,000 (each, a "MATERIAL CONTRACT"). Except as set forth in Section 2.8 of the Company Disclosure Schedule, no Acquired Corporation is in breach of or default under any Material Contract, except for breaches and defaults that would not have a Material Adverse Effect on such Acquired Corporation; and, to the knowledge of the Company, no other Person is in breach of or default under any Material Contract, except for breaches and defaults that would not have a Material Adverse Effect on the Company. With respect to the Company's obligations under the Material Contracts, each Material Contract is valid and in full force and effect and is enforceable against the Company in accordance with its terms. With respect to the obligations of third parties under the Material Contracts, to the knowledge of the Company, each Material Contract is valid and in full force and effect and, to the knowledge of the Company, is enforceable against such third parties in accordance with its terms. Except as set forth in
Section 2.8 of the Company Disclosure Schedule, to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) may (a) give any Person the right to declare a default or exercise any remedy under any Material Contract, (b) give any Person the right to accelerate the maturity or performance of any Material Contract, or (c) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. None of the Acquired Corporations has received any written notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. With respect to each location contract that does generate, or is reasonably expected to generate, aggregate revenues for the Acquired Corporations in excess of $100,000 on an annualized basis, but less than $1,000,000 on an annualized basis ("SIGNIFICANT CUSTOMER CONTRACTS"), (i) all such


                                      12.

Significant Customer Contracts are valid and enforceable with respect to the Acquired Corporations and, to the knowledge of the Company, the other parties thereto, (ii) no Acquired Corporation is in material breach or default of such Significant Customer Contracts and (iii) to the knowledge of the Company, no circumstance or conditions exist that (with or without notice or lapse of time) may give any person the right to declare a default or exercise any remedy under a Significant Customer Contract or give any person the right to cancel or terminate any Significant Customer Contract, except, with respect to any of the foregoing, for breaches, defaults, and all other events and conditions described in this sentence that will not result in lost revenues to the Acquired Corporations in excess of $1,300,000.

         2.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Section
2.9 of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times been, in compliance with all material Legal Requirements. Except as set forth in Section 2.9 of the Company Disclosure Schedule, none of the Acquired Corporations has received any written notice from any Governmental Entity or other Person regarding any actual or alleged violation of, or failure to comply with, any Legal Requirement, the impact of which is, was or is reasonably expected to be material to the Company.

         2.10 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Section 2.10 of the Company Disclosure Schedule, as of the date of this Agreement:

             (a) there is no Legal Proceeding pending (or, to the knowledge of the Company, being overtly threatened) against any Acquired Corporation;

             (b) there is no material order, writ, injunction or judgment to which any Acquired Corporation is subject; and

             (c) to the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company is pending or is being overtly threatened.

         2.11 GOVERNMENTAL AUTHORIZATIONS. As of the date of this Agreement, the Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their businesses in the manner in which their businesses are currently being conducted. The Governmental Authorizations held by the Company are valid and in full force and effect. Except as set forth in Section 2.11 of the Company Disclosure Schedule, the Company is, and at all times since its formation has been, in compliance with the terms and requirements of such Governmental Authorizations. Between January 1, 2001 and the date of this Agreement, the Company has not received any written notice from any Governmental Entity (a) asserting any material violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) notifying the Company of the actual or threatened revocation, suspension, cancellation, termination, modification or withdrawal of any material Governmental Authorization. Section 2.11 of the Company Disclosure Schedule sets forth each of the material Governmental Authorizations held by the Acquired Corporations.

         2.12 TAX MATTERS.

             (a) All Tax Returns required to be filed by the Acquired Corporations with any Governmental Entities before the Effective Time (the "COMPANY RETURNS") (i) have been or


                                      13.

will be filed on or before the applicable due date (as such due date may have been or may be extended), and (ii) have been, or will be when filed, prepared in compliance with applicable Legal Requirements. The amounts shown on the Company Returns to be due at or before the Effective Time have been or will be paid at or before the Effective Time. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

             (b) The balance sheet included in the June 30, 2001 Form 10-Q fully accrues the Company's material and contingent liabilities for Taxes with respect to all periods through June 30, 2001 in accordance with GAAP. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, appropriate reserves for the payment of Taxes due for the period from January 1, 2001 through the Effective Time, and will disclose the amount of such reserves to Parent no later than 10 business days prior to the Closing Date. Since June 30, 2001, none of the Acquired Corporations has incurred any Liability for any Tax other than in the ordinary course of its business.

             (c) Except as set forth in Section 2.12(c) of the Company Disclosure Schedule, no examinations or audits of any Company Return is ongoing, and no extension or waiver of the limitation period applicable to any Company Return is in effect or has been requested by an Acquired Corporation. No Legal Proceeding is pending (or, to the knowledge of the Company, is being threatened) by any tax authority against any Acquired Corporation in respect of any material Tax. There are no material unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith and with respect to which adequate reserves for payment have been established on the June 30, 2001 Form 10-Q). There are no liens for material Taxes upon any of the assets of any Acquired Corporation, except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations is or will be required to include any adjustment in taxable income for any tax period pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date of this Agreement. The Company has not been a member of any combined, consolidated or unitary group for which it is or will be liable for Taxes under principles of Section 1.1502-6 of the Treasury Regulations except the group of which the Company is a common parent.

             (d) Except as set forth in Section 2.12(d) of the Company Disclosure Schedule, none of the Acquired Corporations is a party to or bound by any agreement, plan, arrangement or other Contract covering any current or former employee or independent contractor of any of the Acquired Corporations, considered individually or with any other such Contract, that will give rise to any material payment that would not be deductible pursuant to Section 280G or
Section 162(m) of the Code (or any provision that is comparable under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any material tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.


                                      14.

         2.13 EMPLOYEE BENEFIT PLANS.

             (a) Section 2.13(a) of the Company Disclosure Schedule identifies each material salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee, director or consultant of any of the Acquired Corporations. (All plans, programs and agreements referred to in the prior sentence are referred to in this Agreement as the "PLANS.")

             (b) Except as set forth in Section 2.13(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA), for the benefit of any current or former employee or director of any of the Acquired Corporations (a "PENSION PLAN").

             (c) Except as set forth in Section 2.13(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(l) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of any of the Acquired Corporations (a "WELFARE PLAN"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

             (d) With respect to each material Plan, the Company has delivered to Parent or Parent's advisors or representatives: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan; (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracted, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

             (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or


                                      15.

Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliate service group" within the meaning of
Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

             (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that materially would affect any current or former employee or director of any of the Acquired Corporations.

             (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the June 30, 2001 Form 10-Q,
(iii) benefits the full cost of which are borne by current or former employees or directors of any of the Acquired Corporations (or their beneficiaries)).

             (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

             (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements.

             (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

             (k) Except as set forth in Section 2.13(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefit.

             (l) Section 2.13(l) of the Company Disclosure Schedule identifies each employee of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and other compensation payable to such employee, such employee's employer, date of hire and position and the principal office of such employee. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.


                                      16.

             (m) Section 2.13(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of such employee's return to full service.

             (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Material Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

             (o) To the knowledge of the Company, as of the date of this Agreement, no officer or group of employees of any of the Acquired Corporations intends to terminate his, her or their employment with such Acquired Corporation as a result of the execution of this Agreement or the consummation of the transactions contemplated herein.

         2.14 LABOR MATTERS. There are no collective bargaining agreements or other labor union agreements to which the Company is a party or by which it is bound, and, to the knowledge of the Company, the Company is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. To the Company's knowledge, since January 1, 2001 the Company has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

         2.15 ENVIRONMENTAL MATTERS. The Acquired Corporations are in compliance with all applicable Environmental Laws, except where the failure to be in such compliance would not have a Material Adverse Effect on the Acquired Corporations. Between January 1, 2001 and the date of this Agreement, the Acquired Corporations have not received any written notice from a Governmental Entity, that alleges that any of the Acquired Corporations are materially violating any Environmental Law. To the knowledge of the Acquired Corporations, no current or prior owner of any property leased or controlled by any Acquired Corporation has received any written notice from a Governmental Entity between January 1, 2001 and the date of this Agreement that alleges that such current or prior owner or any Acquired Corporation is materially violating any Environmental Law. (For purposes of this Section 2.15, "ENVIRONMENTAL LAW" means any Legal Requirement relating to pollution or protection of human health or the environment, including any law regulating emissions, discharges or releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or otherwise regulating the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or any other substance that is inherently dangerous to health, reproduction or the environment.) All material Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Section 2.15 of the Company Disclosure Schedule.

         2.16 INSURANCE. Section 2.16 of the Company Disclosure Schedule lists each material insurance policy and self-insurance program relating to the business, assets and operations of the Acquired Companies, each of which is in full force and effect. Between January 1, 2001 and the date of this Agreement, no Acquired Corporation has received any written communication


                                      17.

regarding any actual or threatened (a) cancellation or invalidation of any insurance policy held by any Acquired Corporation, (b) refusal of any coverage or rejection of any material claim under any insurance policy held by any Acquired Corporation, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy held by any Acquired Corporation. There is no pending material claim by any Acquired Corporation under any insurance policy held by any Acquired Corporation.

         2.17 CERTAIN BUSINESS PRACTICES. To the knowledge of the Company, the Company has not: (i) used any material funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) made any material unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or materially violated any provision of the Foreign Corrupt Practices Act of 1977.

         2.18 PRODUCT WARRANTIES. Except as would not have a Material Adverse Effect on the Company, as of the date of this Agreement there are no claims pending or, to the knowledge of the Company, being overtly threatened against any Acquired Corporation with respect to any warranties provided by any Acquired Corporation with respect to products of any Acquired Corporation.

         2.19 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company has (a) determined that the Merger is fair to, and in the best interests of, the Company and its Stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger and (c) recommended the approval of this Agreement and the Merger by the holders of Shares and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company's Stockholders' Meeting (as defined in Section 4.3). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then outstanding Shares and the filing and recordation of the appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Acquisition Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.20 NON-CONTRAVENTION; CONSENTS. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time):


                                      18.

                 (i) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                 (ii) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any outstanding order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                 (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) a rebate, chargeback, penalty, or change in delivery schedule under any such Material Contract, (iii) accelerate the maturity or performance of any such Material Contract or (iv) cancel, terminate, or modify any term of any such Material Contract; or

                 (iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations).

         Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act and the NASD Bylaws, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Governmental Entity or Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.21 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of the Company has taken or will take all action necessary to render Section 203 of the DGCL inapplicable to the Merger.

         2.22 OPINION OF FINANCIAL ADVISOR. The Company has received the oral opinion of Batchelder & Partners, Inc. ("BATCHELDER") on the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to the Stockholders.

         2.23 BROKERS. No broker, finder or investment banker (other than Batchelder & Partners, Inc.) is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The terms of the fee payable to Batchelder & Partners, Inc. are set forth in Section
2.23 of the Company Disclosure Schedule.

         2.24 RIGHTS AGREEMENT. The Company has taken all action necessary to provide that the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not enable or require the Rights (as such term is defined in


                                      19.

the Rights Agreement) to be exercised or distributed and no Distribution Date has occurred thereunder.

         2.25 LIABILITIES. Except for liabilities reflected or reserved against in the Company's financial statements or as disclosed in the Company SEC Documents, none of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries except for: (a) normal and recurring liabilities that have been incurred by the Acquired Corporations since June 30, 2001 in the ordinary course of business and consistent with past practices and that have not had, in the aggregate, a Material Adverse Effect on the Company and (b) liabilities described in Section 2.25 of the Company Disclosure Schedule.

         2.26 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 2.26 of the Company Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

         2.27 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "REQUIRED STOCKHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

         Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company that:

         3.1 DUE ORGANIZATION. Parent and Acquisition Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite corporate power and authority to conduct their business in the manner in which such business is currently being conducted.

         3.2 LEGAL PROCEEDINGS.

             (a) There is no Legal Proceeding pending (or, to the knowledge of Parent, being threatened) against Parent or Acquisition Sub that would materially and adversely affect Parent's or Acquisition Sub's ability to consummate any of the transactions contemplated by this Agreement.

             (b) There is no order, writ, injunction or judgment to which Parent or Acquisition Sub is subject that would materially and adversely affect Parent's or Acquisition Sub's ability to consummate any of the transactions contemplated by this Agreement.


                                       20.

             (c) To Parent's knowledge, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or Acquisition Sub is pending or threatened, other than any investigation or review that would not materially and adversely affect Parent's or Acquisition Sub's ability to consummate any of the transactions contemplated by this Agreement.

         3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of Parent has (a) determined that the transactions contemplated by this Agreement are fair and in the best interests of Parent, and (b) authorized and approved the execution, delivery and performance of this Agreement by Parent. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Acquisition Sub is a newly formed, wholly-owned subsidiary of Parent and has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of Acquisition Sub has (a) determined that the transactions contemplated by this Agreement are fair and in the best interests of Acquisition Sub, and (b) authorized and approved the execution, delivery and performance of this Agreement by Acquisition Sub. The execution and delivery of this Agreement by Acquisition Sub and the consummation by Acquisition Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Acquisition Sub, and no other corporate proceedings on the part of Acquisition Sub are necessary to authorize this Agreement other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by Acquisition Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.4 NON-CONTRAVENTION; CONSENTS. Except for violations and defaults that would not materially and adversely affect Parent's or Acquisition Sub's ability to consummate any of the transactions contemplated by this Agreement, the execution and delivery of this Agreement by Parent and Acquisition Sub, and the consummation of the transactions contemplated by this Agreement, will not:
(a) cause a violation of any of the provisions of the certificate of incorporation or bylaws of Parent or Acquisition Sub; (b) cause a violation by Parent or Acquisition Sub of any Legal Requirement applicable to Parent or Acquisition Sub; or (c) cause a default on the part of Parent or Acquisition Sub under any contract. Except as may be required by the Exchange Act, the DGCL or the HSR Act, neither Parent nor Acquisition Sub, nor any of Parent's other Affiliates, is required to make any filing with or give any notice to, or to obtain


                                       21.

any consent from, any Person at or prior to the Closing Date in connection with the execution and delivery of this Agreement by Parent or Acquisition Sub or the consummation by Parent or Acquisition Sub of any of the transactions contemplated by this Agreement, except where the failure to make any such filing, give any such notice or obtain any such consent would not materially and adversely affect Parent's or Acquisition Sub's ability to consummate any of the transactions contemplated by this Agreement. No vote of Parent's stockholders is necessary to approve this Agreement or any of the transactions contemplated by this Agreement.

         3.5 NOT AN INTERESTED STOCKHOLDER. Neither Parent nor any of its Affiliates is an "interested stockholder" (as such term is defined in Section 203 of Delaware Law) of the Company.

         3.6 FINANCING. Parent has delivered to the Company complete and accurate copies of those fully executed financing commitment letters set forth in Schedule 3.6 hereto (the financing commitments reflected in such letters is hereinafter referred to as the "COMMITTED FINANCING"). To the best of Parent's knowledge, as of the date of this Agreement and subject to the conditions set forth in the commitment letters set forth in Schedule 3.6 hereto and assuming the facts and circumstances as of the date hereof, the Committed Financing is in an amount sufficient to consummate the Merger and will be available at the Effective Time.

         3.7 OWNERSHIP OF SHARES. Neither Parent nor any of Parent's Affiliates beneficially owns any Shares; provided, however, that the parties hereto acknowledge and agree that Bruce W. Krysiak beneficially owns Shares.

         3.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition Sub.

SECTION 4. COVENANTS

         4.1 INTERIM OPERATIONS OF THE COMPANY.

             (a) During the period from the date of this Agreement to the Effective Time (the "PRE-CLOSING PERIOD"): (i) the Company shall ensure that it and each other Acquired Corporation conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all material Legal Requirements and the requirements of all Material Contracts; (ii) the Company shall use its reasonable efforts to ensure that it and each other Acquired Corporation preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with it or its subsidiaries, as the case may be; (iii) the Company shall use its reasonable efforts to keep in full force all insurance policies referred to in Section 2.16; and (iv) the Company shall (to the extent reasonably requested by Parent) cause its officers and the officers of each other Acquired Corporation to report to Parent concerning the status of the Company's business.


                                       22.

             (b) The Company agrees that, during the Pre-Closing Period, except to the extent Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld (except that with respect to Section 4.1(b)(v) below, Parent shall be entitled to withhold its consent in its sole discretion), the Company shall not and shall not permit any of its subsidiaries to:

                 (i) amend its certificate of incorporation or bylaws or other charter or organizational documents, or effect a stock split, division, or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                 (ii) effect or become a party to any merger, consolidation, amalgamation, share exchange or other business combination

                 (iii) declare, set aside or pay any dividend (whether payable in cash, stock or property) or make any other distribution in respect of any shares of capital stock;

                 (iv) form any subsidiary or acquire any equity interest in any other Entity other than acquisitions of franchisees of the Company pursuant to rights the Company has under agreements existing and outstanding as of the date of this Agreement;

                 (v) issue, sell, grant or authorize the issuance or grant of any capital stock or other security, or any instrument convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any capital stock or other securities, other than (i) options to purchase up to 10,000 Shares granted in the ordinary course of business with an exercise price equal to the fair market value of the Company's common stock as of the date of such grant; (ii) Shares issuable upon the valid exercise of Company Options outstanding on, or granted (pursuant to Section 4.1(b)(v)(i)) after, the date of this Agreement, (iii) Shares issuable pursuant to warrants outstanding as of the date of this Agreement and disclosed on Section 2.3(c) of the Company Disclosure Schedule and (iv) up to 7,000 Shares issuable pursuant to the ESPP;

                 (vi) amend or waive any of its rights under, or alter the
             acceleration of the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                 (vii) transfer, lease or license to any third party, or
             encumber, any assets other than (A) in the ordinary course of business, or (B) as security for any borrowings permitted by
             Section 4.1(ix);

                 (viii) repurchase, redeem or otherwise acquire any shares of the capital stock or other securities except shares repurchased from employees or former employees of the Company pursuant to the exercise of repurchase rights;


                                       23.

                 (ix) lend money to any Person or incur any indebtedness for borrowed money or guarantee any indebtedness, except for (A) short-term borrowings incurred in the ordinary course of business, and (B) borrowings pursuant to existing credit facilities in the ordinary course of business;

                 (x) establish, adopt or materially amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation or other employee benefit agreements or plans for the benefit of any director, officer or employee, or pay any bonus or increase the wages, salary, considerations, fringe benefits or other compensation or remuneration payable to any director, officer or employee (except for increases in the ordinary course of business that are consistent with past practices or that, in the aggregate, do not result in a material increase in benefits or compensation expense);

                 (xi) enter into or become bound by, or permit any of the
             material assets owned by or used by it to become bound by, any Material Contract, or amend or prematurely terminate any Material Contract or exercise, waive, release or assign any material right or claim under any Material Contract (except in the ordinary course of business consistent with the Company's past practice or where the failure to amend or terminate a Material Contract would, in the reasonable judgment of the Company's Board of Directors, have a material adverse impact on the Company);

                 (xii) change any of its methods of accounting or accounting practices in any material respect except as may be specifically required by GAAP or the SEC;

                 (xiii) make any Tax election (except for elections made in the ordinary course of business consistent with the Company's past practices);

                 (xiv) make any capital expenditure which, when added to all other capital expenditures made by the Acquired Corporations during the Pre-Closing Period, would exceed $3,500,000 in the aggregate;

                 (xv) commence or settle any Legal Proceeding for an amount in excess of $20,000;

                 (xvi) hire any employee at the level of Vice President or
             above, or with an annual base salary in excess of $90,000;

                 (xvii) acquire, lease or license or sell or otherwise dispose of any right or any other asset of the Company, or waive or relinquish any right of the Company, in any such case with a fair market value in excess of $50,000;

                 (xviii) enter into any transaction outside the ordinary course of business that requires by its terms payment by or to the Company of more than $100,000; or


                                       24.

                 (xix) enter into an agreement to take any of the actions
             described in clauses "(i)" through "(xviii)" of this Section 4.1.

         4.2 NO SOLICITATION.

             (a) The Company shall not directly or indirectly, and shall not authorize or permit any Acquired Corporation or any of its or their representatives directly or indirectly to, (i) solicit, initiate, encourage or induce the making or submission of any Acquisition Proposal, (ii) furnish any information regarding the Company or any other Acquired Corporation to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal; provided, however, that prior to the adoption and approval of this Agreement by the Required Stockholder Vote, neither the Company nor any of its agents or representatives shall be prohibited by this Section 4.2(a) from furnishing nonpublic information regarding the Company to, or entering into discussions or negotiations with, or accepting or recommending an Acquisition Proposal from, or entering into definitive agreements relating to an alternative Acquisition Proposal with, any Person in response to a Superior Proposal that is submitted by such Person (and not withdrawn) if (A) neither the Company nor any representative of any of the Company or any other Acquired Corporation shall have violated any of the restrictions set forth in Section 4.2(a), (B) the Board of Directors of the Company concludes in good faith, after consulting with its outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the Company's Board of Directors' fiduciary obligations to the Company's stockholders under applicable law and (C) prior to or contemporaneously with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties relating to any Acquisition Proposals.

             (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period.

             (c) Subject to the terms and conditions set forth in Section 7 below, nothing contained in this Section 4.2 or elsewhere in this Agreement shall prohibit the Company or its Board of Directors from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act, if applicable, or from making any disclosure to the Company's stockholders which, in the reasonable judgment of the Company's Board of Directors, is required under applicable law.

         4.3 MEETING OF THE COMPANY'S STOCKHOLDERS.

             (a) The Company shall use all reasonable efforts to call, give notice of, convene and hold a meeting of the holders of Shares to consider, act upon and vote upon the adoption and approval of this Agreement and the approval of the Merger (the "STOCKHOLDERS' MEETING"). The Stockholders' Meeting will be held as promptly as reasonably practicable. The Company shall use all reasonable efforts to ensure that the Stockholders' Meeting is called,


                                       25.

noticed, convened, held and conducted, and that all proxies solicited in connection with the Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. Parent will furnish to the Company all information regarding Parent and its Affiliates that may be required (pursuant to the Exchange Act and other applicable Legal Requirements) to be set forth in the Company's proxy or information statement with respect to such meeting (the "PROXY STATEMENT"). The Company will not file the Proxy Statement with the SEC, and will not amend or supplement the Proxy Statement, without consulting Parent and its counsel.

             (b) Subject to Section 4.3(c): (i) the Board of Directors of the Company shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent the recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger.

             (c) Subject to the terms and conditions set forth in Section 7 below, nothing in Section 4.3(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote if (i) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 4.2(a) and (ii) the Board of Directors of the Company concludes in good faith, after consulting with its outside counsel, that the failure to take any such action would be reasonably likely to constitute a breach of the Company's Board of Directors' fiduciary obligations to the Company's stockholders under applicable law. Subject to Section 7.1, nothing contained in this Section 4.3 shall limit the Company's obligation to call, give notice of, convene and hold the Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

         4.4 FILINGS; OTHER ACTION.

             (a) Each of the Company, Parent and Acquisition Sub shall: (i) promptly make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the HSR Act, the Exchange Act and other applicable Legal Requirements with respect to the Merger; and (ii) use reasonable efforts to cause to be taken, on a timely basis, all other actions and to execute and deliver such further documents, certificates and instruments necessary or appropriate or as may reasonably be requested by Parent for the purpose of consummating, evidencing, reflecting and/or effectuating the transactions contemplated by, and to carry out the intent and purposes of, this Agreement. Without limiting the generality of the foregoing, each of the parties agrees to use its reasonable best efforts to (A) promptly provide all information requested by any Governmental Entity in connection with the Merger or any of the other transactions contemplated by this Agreement, (B) promptly take, and cause its Affiliates to take, all actions and steps necessary to obtain any antitrust clearance or similar clearance required to be obtained from the Federal Trade Commission, the Department of Justice, any state


                                       26.

attorney general, any foreign competition authority or any other Governmental Entity in connection with the transactions contemplated by this Agreement and
(C) seek early termination of the waiting period required under the HSR Act.

             (b) Without limiting the generality of anything contained in
Section 4.4(a), each party hereto shall (i) give the other parties prompt notice of the commencement of any investigation, action or Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other parties informed as to the status of any such investigation, action or Legal Proceeding, and (iii) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any investigation, action or Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust, competition or fair trade law. In addition, except as may be prohibited by any Governmental Entity or by any Legal Requirement, in connection with any investigation, action or Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust, competition or fair trade law or any other similar investigation, action or Legal Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to any such investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such investigation, action or Legal Proceeding.

         4.5 PROXY STATEMENT. Following the date of this Agreement, each of Parent and the Company shall use its best efforts to prepare and cause to be filed with the SEC the Proxy Statement. The Company shall cause the Proxy Statement to comply with the requirements of the Exchange Act and the rules and regulations thereunder, and to respond promptly to any comments of the SEC or its staff. The Parent shall use its best efforts to assist the Company in causing the Proxy Statement to comply with the requirements of the Exchange Act and the rules and regulations thereunder, in responding promptly to any comments of the SEC or its staff. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. Each of the Company and Parent shall promptly furnish to the other all information that may be required or reasonably requested in connection with any action contemplated by this Section 4.5. If any event occurs, or if either Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then such party shall promptly inform the other thereof and shall cooperate in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company. Each of the Company and Parent hereby represent and covenant that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by either such party with respect to statements made or


                                       27.

incorporated by reference therein based on information supplied by the other such party specifically for inclusion or incorporation by reference in the Proxy Statement.

         4.6 ACCESS. Upon reasonable notice, the Company shall afford Parent's officers and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Company's representatives, personnel, books and records, tax returns, work papers and other documents and information relating to the Company and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business as Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection or to disclose any information, that in the reasonable judgment of the Company would
(i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of the Company with respect to confidentiality, (iii) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine or (iv) materially interfere with the conduct of the Company's business. The Company hereby represents and warrants that the information, if any, which is subject to the proviso to the immediately preceding sentence is neither material, individually or in the aggregate, to the Company or any other Acquired Corporation, nor necessary in order to make any other information or disclosure provided or made, or to be provided or made, by the Company or any Acquired Corporation to Parent or Merger Sub (in light of the circumstances under which such information or disclosure were or will be made or provided) not false or misleading, and the Company hereby agrees that, to the extent any such information is withheld pursuant to such proviso, the Company will provide as much information with respect to the matters withheld as is permissible consistent with such proviso. All information obtained by Parent and its representatives pursuant to this Section 4.6 shall be treated as "Confidential Information" for purposes of the Confidentiality Agreement.

         4.7 NOTIFICATION OF CERTAIN MATTERS. During the Pre-Closing Period, each party hereto shall promptly notify the others in writing of: (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by such party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by such party in this Agreement if such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of such party; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 5 or Section 6, as applicable, impossible or unlikely or that has had a Material Adverse Effect. Without limiting the generality of the foregoing, each party shall promptly advise the other parties in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to it or any of its Subsidiaries. The Company shall promptly notify Parent if, during the Pre-Closing Period, it becomes aware of any officer or group of employees of the Acquired Corporations intending to terminate his, her or their employment with such Acquired Corporation. No notification given pursuant to this Section 4.7 shall limit or otherwise affect any of the representations, warranties, covenants or obligations contained in this Agreement.


                                       28.

         4.8 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to consult with the Parent prior to making any such filing if doing so would cause the Company to be in violation of its reporting requirements under applicable law.

         4.9 STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN.

             (a) Except as is otherwise agreed to in writing by the Company, Parent and the holder of a Company Option, the Company shall take all action necessary to ensure that each Company Option outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled immediately prior to the Effective Time and shall thereafter represent the right to receive, at the Effective Time from the Company (or as soon as practicable thereafter from the Surviving Corporation) in consideration for such cancellation, an amount in cash (less all applicable withholding taxes) equal to the product of (A) the total number of Shares (whether or not then vested or exercisable) previously subject to such Company Option, multiplied by (B) the amount by which the Merger Consideration exceeds the exercise price per share of Shares previously subject to such Company Option. Promptly following the execution of this Agreement, the Company shall mail to each person who is a holder of outstanding Company Options (regardless of whether such Company Options are vested or exercisable at the time) a letter describing the treatment of and payment for such Company Options pursuant to this Section 4.9(a) and providing instructions for use in obtaining payment for such Company Options.

             (b) As of the Effective Time, the ESPP shall be terminated. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 4.9(b)). Except as contemplated in this Section 4.9(b), the Company shall not commence any new offering period or grant or change any rights under the ESPP other than the offering period currently underway.

         4.10 OTHER EMPLOYEE BENEFITS.

             (a) For a period of two years following the Effective Time, Parent shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements for employees of the Surviving Corporation (to the extent that such plans and arrangements have heretofore been disclosed to Parent) which, taken as a whole, provide a level of benefits which is equal to or greater than the level of the benefits, taken as a whole, provided by the Company's Plans prior to the date of this Agreement.

             (b) Parent shall ensure that employees of the Company as of the Effective Time receive credit (for all purposes including eligibility to participate, vesting, vacation entitlement and severance benefits) for service with the Company or the Company's subsidiaries (to the same extent such service credit was granted under the Company's Plans) under the


                                       29.

comparable employee benefit plans, programs and policies of Parent and the Surviving Corporation in which such employees became participants.

             (c) Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms all written employment, severance, retention and termination agreements (including any change in control provisions therein) applicable to employees of the Company, to the extent set forth in
Section 2.13(a) of the Company Disclosure Schedule.

         4.11 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

             (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement now or hereafter in effect between the Company and any Indemnified Party (as defined in Section 4.11(e)), (ii) any indemnification provision related to the indemnification of any officer or director of an Acquired Corporation under any Contract (to the extent that such Contract(s) have heretofore been disclosed to Parent), and
(iii) any indemnification provision and any exculpation provision set forth in the Company's certificate of incorporation or bylaws as in effect on the date hereof. The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, and, during the period commencing as of the Effective Time and ending on the sixth anniversary of the Effective Time, such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Party.

             (b) From the Effective Time through the sixth anniversary thereof, Parent shall maintain in effect, for the benefit of the Indemnified Parties, the current level and scope of directors' and officers' liability insurance coverage as set forth in the Company's current directors' and officers' liability insurance policy in effect as of the date of this Agreement (a copy of which has been delivered to Parent); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premium currently payable by the Company with respect to such current policy, it being understood that if the annual premiums payable for such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost equal to such amount.

             (c) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in enforcing their indemnity rights and other rights provided in this Section 4.11.

             (d) This Section 4.11 shall survive consummation of the Merger and the Effective Time. This Section 4.11 is intended to benefit, and may be enforced by, the Indemnified Parties and their respective heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

             (e) For purposes of this Agreement, each Person who is or was an officer or director of the Company at, or at any time prior to, the Effective Time shall be deemed to be an "INDEMNIFIED PARTY."


                                       30.

         4.12 ASSUMPTION OF TRUST PREFERRED LIABILITIES. As of the Effective Time, the Surviving Corporation shall assume, and the Surviving Corporation agrees to perform, fulfill and discharge, all of the accrued and/or outstanding liabilities and obligations of the Company, including, without limitation, the satisfaction of all liabilities under the terms of the Amended and Restated Trust Agreement relating to American Coin Merchandising Trust I by and among the Company, Wilmington Trust Company, the Administrative Trustees named therein and the holders, from time to time, of the trust securities (the "TRUST") and all amounts owed pursuant to the terms of the Trust to the holders of the Ascending Rate Cumulative Trust Preferred Securities issued by the Trust.

         4.13 SECTION 16 MATTERS. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Shares (including derivative securities with respect to the Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

         4.14 RESIGNATION OF DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each director of the Company, except as set forth in Schedule
4.14 hereto.

         4.15 CHANGE IN FINANCING. Parent shall as promptly as practicable, but in any event within five business days, notify the Company in writing if it receives written notice from a provider of Committed Financing that any part of the Committed Financing previously committed or provided (without regard to any contingencies or conditions thereon) by such Person has been, or may become, unavailable, withdrawn, revoked or reduced for any reason. Upon the occurrence of any such event, Parent shall have until the earlier of (A) sixty (60) days from the date of the delivery of such notice to Parent and (B) March 28, 2002 to secure alternative financing in an amount equal to the amount of Committed Financing so withdrawn, revoked, reduced or made unavailable ("ALTERNATIVE FINANCING") and to provide to the Company written evidence thereof (which shall be in a form reasonably acceptable to the Company (it being understood that written evidence that Parent has secured Alternative Financing pursuant to clauses (i) or (ii) of the following sentence shall be deemed reasonably acceptable to the Company)). Parent shall be entitled to secure Alternative Financing from (i) additional equity of the Parent or any of Parent's Affiliates, (ii) alternative debt financing subject to conditions substantially similar to, and no broader than, the conditions contained in the commitment letters referenced in Schedule 3.6, (iii) any other source reasonably acceptable to the Company or (iv) any combination of the foregoing.

         4.16 DELIVERY OF FAIRNESS OPINION. As promptly as practicable following the date of this Agreement, the Company shall cause Batchelder to deliver to Parent a copy of the written opinion of Batchelder (a form of which has been previously delivered to Parent) to the effect that the Merger Consideration is fair, from a financial point of view, to the Stockholders.


                                       31.

SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND ACQUISITION SUB TO EFFECT THE MERGER

         The obligation of Parent and Acquisition Sub to effect the Merger and purchase the Shares shall be subject to the satisfaction or waiver of the following conditions prior to the Closing:

         5.1 ACCURACY OF REPRESENTATIONS.

         (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded); provided, however, that for purposes of this Section 5.1(a), representations and warranties made as of a specific date shall have been accurate in all material respects as of such date.

         (b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded and (iii) representations and warranties made as of a specific date shall have been accurate in all material respects as of such date only.

         5.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         5.3 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved by the Required Stockholder Vote, and the holders of not more than 7.5% of the Shares shall have properly demanded appraisal of such Shares pursuant to Section 262 of the DGCL.

         5.4 CONSENTS. The Company shall have obtained all material Consents required to be obtained by the Company in connection with the Merger as set forth on Schedule 5.4.


                                       32.

         5.5 COMPLIANCE CERTIFICATE. Parent shall have received a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2 and 5.4 have been duly satisfied.

         5.6 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no change with respect to the Company and no events have occurred since the date of this Agreement, that has had a Material Adverse Effect with respect to the Company.

         5.7 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         5.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         5.9 NO GOVERNMENTAL LITIGATION. There shall not be pending any Legal Proceeding in which a Governmental Entity has become a party that seeks to restrain or prohibit the consummation of the Merger; provided, however, that prior to invoking this provision, Parent shall use its reasonable efforts to have such Legal Proceeding terminated and/or any injunction or restraint lifted.

         5.10 NO OTHER LITIGATION. There shall not be pending any other Legal Proceeding that challenges or seeks to restrain or prohibit the consummation of the Merger; provided, however, that prior to invoking this provision, Parent shall use its reasonable best efforts to have such Legal Proceeding terminated and/or to have any injunction or restraints lifted.

SECTION 6. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER

         The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver of the following conditions prior to the Closing:

         6.1 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the Required Stockholder Vote.

         6.2 NO INJUNCTIONS; LAWS. No injunction shall have been issued by a court of competent jurisdiction and shall be continuing, and no law shall have been enacted since the date of this Agreement and shall remain in effect, that prohibits the consummation of the Merger; provided, however, that prior to invoking this provision, the Company shall use its reasonable efforts to have any such injunction lifted.

         6.3 ACCURACY OF REPRESENTATIONS.

             (a) The representations and warranties of Parent and Acquisition Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such


                                       33.

representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded); provided, however, that for purposes of this
Section 6.3(a), representations and warranties made as of a specific date shall have been accurate in all material respects as of such date.

             (b) The representations and warranties of the Parent and Acquisition Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on Parent and Acquisition Sub; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) representations and warranties made as of a specific date shall have been accurate in all material respects as of such date only.

         6.4 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Parent or Acquisition Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects, except where the failure to so perform has not resulted in a Material Adverse Effect with respect to Parent or Acquisition Sub.

         6.5 DOCUMENTS. The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent confirming that conditions set forth in Sections 6.3 and 6.4 have been duly satisfied.

         6.6 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.8 NO GOVERNMENTAL LITIGATION. There shall not be pending any Legal Proceeding in which a Governmental Entity has become a party that seeks to restrain or prohibit the consummation of the Merger; provided, however, that prior to invoking this provision, Company shall use its reasonable best efforts to have such Legal Proceeding terminated and/or to have any injunction or restraints lifted.

         6.9 NO OTHER LITIGATION. There shall not be pending any other Legal Proceeding that challenges or seeks to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; provided, however, that prior to invoking this provision, Company shall use its reasonable best efforts to have such Legal Proceeding terminated and/or to have any injunction or restraints lifted.


                                       34.

SECTION 7.  TERMINATION

         7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned (notwithstanding any approval of the Merger by the Stockholders of the Company):

                  (a) by mutual written consent of the Boards of Directors of the Company and Parent at any time prior to the Effective Time;

                  (b) by Parent or the Company if the Merger shall not have been consummated by March 29, 2002 (provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has resulted in the failure to consummate the Merger on or before March 29, 2002);

                  (c) by Parent or the Company at any time prior to the Effective Time if there shall be enacted after the date hereof any law that makes consummation of the Merger illegal, or any court of competent jurisdiction shall have issued a final and non-appealable permanent injunction prohibiting the Merger;

                  (d) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 5.1 would not be satisfied or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in
         Section 5.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company, and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this
         Section 7.1(d) on account of such inaccuracy or breach until March 28, 2002;

                  (e) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3 would not be satisfied or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
         Section 6.4 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant (other than the covenants contained in Section 4.15) by Parent is curable by Parent, and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 7.1(e) on account of such inaccuracy or breach until March 28, 2002; provided, further, that with respect to the covenants contained in Section 4.15, the Company shall have the right to terminate this Agreement under this Section 7.1(e) if Parent shall have failed to secure Alternative


                                       35.

         Financing and to meet the other conditions required to be met thereunder within the cure time periods set forth therein;

                  (f) by the Company if (i) the Stockholders Meeting shall have been held and (ii) this Agreement and the Merger shall not have been approved at such meeting by the Required Stockholder Vote;

                  (g) by Parent if (i) the Stockholders Meeting shall have been held, and (ii) either (x) this Agreement and the Merger shall not have been approved at such meeting by the Required Stockholder Vote, or (y) holders of greater than 7.5% of the Shares shall have properly demanded appraisal of such Shares pursuant to Section 262 of the DGCL; or

                  (h) by the Company or Parent if the Company's Board of Directors, in the exercise of its fiduciary duties, withdraws, amends or modifies its recommendation of the Merger in accordance with Section 4.3(c) or otherwise or accepts or recommends an alternative Acquisition Proposal in accordance with Section 4.2(a) or Section 4.2(c) or otherwise.

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 7.2, Section 7.3 and
Section 8 and the terms and conditions set forth in the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement which results in such termination or any obligations under the Confidentiality Agreement; provided, however, that, except for fees payable by the Company pursuant to Section 7.3(b), if any, the aggregate liability of the Acquired Corporations for all breaches of any and all representations, warranties or covenants contained in this Agreement (including, without limitation, damages related to the termination of this Agreement due to any such breach) shall be limited to an obligation to reimburse Parent in an amount equal to its and Acquisition Sub's actual and reasonable, documented, third party, out of pocket fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent or Acquisition Sub in connection with the preparation and negotiation of this Agreement and otherwise in connection with the transactions contemplated by this Agreement, provided that in no event shall the amount of such reimbursement exceed $1,250,000 (the "REIMBURSEMENT FEE").

         7.3 TERMINATION FEE.

             (a) If this Agreement is terminated pursuant to Section 7.1(f),
Section 7.1(g) or Section 7.1(h) and, in any such case, neither Parent nor Acquisition Sub shall have materially breached this Agreement, then, within five business days after the termination of this Agreement, the Company shall pay to Parent the Reimbursement Fee; provided, however, that in no event shall Parent or Acquisition Sub be entitled to receive payment of the Reimbursement Fee under both Section 7.2 and Section 7.3(a).


                                       36.

             (b) If (i) this Agreement is terminated pursuant to Section 7.1(d),
Section 7.1(f), Section 7.1(g) or Section 7.1(h), (ii) the Company shall have received a Superior Proposal prior to such termination and (iii) within nine months of such termination the Company consummates an Acquisition Transaction with a party other than Parent, Acquisition Sub or an affiliate of Parent or Acquisition Sub, then, within five business days after the consummation of such Acquisition Transaction, the Company shall pay to Parent a fee in the amount of $1,150,000. The Company's obligation to pay the fee set forth in this Section 7.3(b), if applicable, shall be in addition to, and not exclusive of, any obligation the Company may have to pay the amounts set forth in Section 7.2 or
Section 7.3(a).

SECTION 8.  MISCELLANEOUS PROVISIONS

         8.1 AMENDMENT. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time prior to the Effective Time (whether before or after the approval of this Agreement and the Merger by the Company's stockholders); provided, however, that after any approval of the Merger by the Company's Stockholders, no amendment shall be made which by law requires further approval of the Stockholders of the Company without the further approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2 WAIVER.

             (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the consummation of the Merger.

         8.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement, the other agreements referred to herein and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


                                       37.

         8.5 APPLICABLE LAW; JURISDICTION. This agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action among or between any of the parties arising out of or relating to this Agreement, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Colorado.

         8.6 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         8.7 PAYMENT OF EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated, except that Company shall pay all filing fees required to be paid under the HSR Act.

         8.8 BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or obligations of a party hereunder may be assigned by such party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights or obligations without such consent shall be void and of no effect. Except as set forth in Section 4.11 with respect to the Indemnified Parties, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any right, benefit or remedy of any nature.

         8.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (x) when delivered by hand or (y) two (2) business days after being sent by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


         IF TO PARENT OR ACQUISITION SUB:

                                    c/o Wellspring Capital Management LLC
                                    620 Fifth Avenue, Suite 216
                                    New York, NY  10020-1579
                                    Facsimile:  (212) 332-7575
                                    Attention:  William F. Dawson, Jr.


                                       38.

         WITH A COPY TO:            Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Ave.
                                    New York, New York  10022
                                    Facsimile:  (212) 735-8708
                                    Attention:  David A. Scherl, Esq.

         IF TO THE COMPANY:         American Coin Merchandising, Inc.
                                    5660 Central Avenue
                                    Boulder, Colorado  80301
                                    Facsimile:  (303) 247-0480
                                    Attention:  Chief Executive Officer

         WITH A COPY TO:            Cooley Godward LLP
                                    380 Interlocken Crescent, Suite 900
                                    Broomfield, Colorado  80021-8023
                                    Facsimile:  (720) 566-4099
                                    Attention:  James H. Carroll, Esq.


         8.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any judicial determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereby agree that in the event of any breach or threatened breach of any covenant, obligation or other provision set forth in this Agreement for the benefit of the other party, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         8.12 OBLIGATION OF PARENT. Parent shall ensure that each of Acquisition Sub and the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Acquisition Sub and the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with Acquisition Sub and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities. No stockholder of Parent shall be liable for any obligation of Parent or Acquisition Sub hereunder.


                                       39.

         8.13 CONSTRUCTION.

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits," "Annexes" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.


                                       40.

         The Company, Parent and Acquisition Sub have caused this Agreement and Plan of Merger to be executed as of the date first written above.

                                      CRANE MERGERCO HOLDINGS, INC.
                                      a Delaware corporation


                                      By: /s/ William F. Dawson, Jr.
                                          -------------------------------------
                                           Name:        William F. Dawson, Jr.
                                           Title:       President


                                      CRANE MERGERCO INC.
                                      a Delaware corporation


                                      By: /s/ William F. Dawson, Jr.
                                          -------------------------------------
                                           Name:        William F. Dawson, Jr.
                                           Title:       President


                                      AMERICAN COIN MERCHANDISING, INC.
                                      a Delaware corporation


                                      By: /s/ Randall J. Fagundo
                                          -------------------------------------
                                           Name:        Randall J. Fagundo
                                           Title:       President and Chief
                                                        Executive Officer



                                       41.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any material asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any material right or interest.

         ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations,

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

             (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 50% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 50% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 50% of the outstanding securities of any class of voting securities of the Company;

             (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of the Company; or

             (c) any liquidation or dissolution of the Company.

         AFFILIATE. A Person shall be deemed to be an "Affiliate" of another Person if such Person controls, is controlled by or is under common control with such other Person.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, together with this Exhibit A, as such Agreement and Plan of Merger (including this Exhibit A) may be amended from time to time.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANY STOCK OPTION PLANS. "Company Stock Option Plans" shall mean the Company's (a) Amended and Restated Stock Option Plan and (b) 1995 Non-Employee Director Stock Option Plan.

         CONTRACT. "Contract" shall mean any binding written or oral agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other legally binding commitment, undertaking or agreement of any nature.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Entity).

         ESPP. "ESPP" shall mean the Company's Employee Stock Purchase Plan.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GAAP. "GAAP" shall mean United States generally accepted accounting principles, as in effect as of the relevant date.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization granted, given or otherwise made available by or under the authority of any Governmental Entity.

         GOVERNMENTAL ENTITY. "Governmental Entity" shall mean any federal, state, local municipal or other governmental department, commission, board, bureau, authority, court, agency or instrumentality, domestic or foreign.

         HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         KNOWLEDGE. "knowledge" and similar words and phrases such as "to the best of [person's] knowledge," shall mean, with respect to such person or entity, the actual knowledge of such person after due inquiry or, with respect to an entity, the actual knowledge of the executive officers and directors of such entity after due inquiry.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel,

         LEGAL REQUIREMENT. "Legal Requirement" shall mean, with respect to any Person, any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or under the authority of the Nasdaq Small Cap Market) that is applicable to such Person.

         MATERIAL ADVERSE EFFECT. An event, violation, change, failure, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, change, failure, inaccuracy, circumstance or other matter has had, or could reasonably be expected to have, a material adverse effect on (i) the business, operations or financial condition of the Company or (ii) the ability of the Company to consummate the Merger or any other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that:
(A) any adverse effect that results from the taking of any action permitted or required by the Agreement or from the announcement or pendency of the Merger or any of the other transactions contemplated by the Agreement shall be disregarded in determining whether there has been or would be a "Material Adverse Effect" on the Company; and (B) a decline in the Company's stock price or trading volume shall not, in and of itself, constitute a "Material Adverse Effect" on the Company and shall be disregarded in determining whether there has been or would be a "Material Adverse Effect" on the Company. An event, violation, change, failure, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, change, failure, inaccuracy, circumstance or other matter has a material adverse effect on (i) the business, operations or financial condition of Parent and its subsidiaries taken as a whole, (ii) the ability of Parent to consummate the Merger or any other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

         PERSON. "Person" shall mean any individual or Entity.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, or (b) right to use or exploit any of the foregoing.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SHARES. "Shares" shall mean shares of common stock, $.01 par value per share, of the Company.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity interests of such Entity.

         SUPERIOR PROPOSAL. "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of the Company Common Stock or all or substantially all of the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisor) to be more favorable to the Company's stockholders than the Merger; provided, however, that the Board of Directors shall be required to take into consideration the likelihood that the financing required to consummate the transaction contemplated by such proposal will be obtained by such third party on a timely basis in determining whether such proposal constitutes a "Superior Proposal". An Acquisition Proposal shall not be precluded from constituting a "Superior Proposal" solely as a result of such Acquisition Proposal being conditioned upon the completion of due diligence.

         TAX. "Tax" shall mean any tax (including income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Entity.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.